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                                                                   EXHIBIT 21


                                 SUBSIDIARIES OF
                          ESCO ELECTRONICS CORPORATION

                                        STATE OR JURISDICTION OF
                                           INCORPORATION OR               NAME UNDER WHICH
NAME                                         ORGANIZATION                 IT DOES BUSINESS
----                                    ------------------------          ----------------
Defense Holding Corp.                      Delaware                             Same
Distribution Control Systems, Inc.         Missouri                             Same
EMC Test Systems, L.P.                     Texas                                Same
Filtertek Inc.                             Delaware                             Same and Tek
                                                                                Packaging Division
Filtertek BV                               Netherlands                          Same
Filtertek de Puerto Rico, Inc.             Delaware                             Same
Filtertek SA                               France                               Same
PTI Technologies Inc.                      Delaware                             Same
PTI Technologies Limited                   England                              Same
Rantec Microwave & Electronics, Inc.       Delaware                             Same
Systems & Electronics Inc.                 Delaware                             Same
VACCO Industries                           California                           Same